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                                                                    Exhibit 20.1

                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A
                            MONTHLY SERVICER'S REPORT
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
                                                                                           Settlement Date               10/31/2003
                                                                                           Determination Date            11/12/2003
                                                                                           Distribution Date             11/17/2003
I.      All Payments on the Contracts                                                                                 1,234,181.44
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                             116,580.71
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.00
V.      Servicer Monthly Advances                                                                                        15,302.90
VI.     Distribution from the Reserve Account                                                                                 0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               1,475.14
VIII.   Transfers to the Pay-Ahead Account                                                                                  (79.41)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                              0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              (1.49)
X.      Deposits in error                                                                                                     0.00
Total available amount in Collection Account                                                                         $1,367,459.29
                                                                                                             =====================

DISTRIBUTION AMOUNTS                                                   Cost per $1000
---------------------------------------------                      -----------------------

1.  (a) Class A-1 Note Interest Distribution                                                        0.00
    (b) Class A-1 Note Principal Distribution                                                       0.00
        Aggregate Class A-1 Note Distribution                             0.00000000                                          0.00

2.  (a) Class A-2 Note Interest Distribution                                                        0.00
    (b) Class A-2 Note Principal Distribution                                                       0.00
        Aggregate Class A-2 Note Distribution                             0.00000000                                          0.00

3.  (a) Class A-3 Note Interest Distribution                                                        0.00
    (b) Class A-3 Note Principal Distribution                                                       0.00
        Aggregate Class A-3 Note Distribution                             0.00000000                                          0.00

4.  (a) Class A-4 Note Interest Distribution                                                        0.00
    (b) Class A-4 Note Principal Distribution                                                       0.00
        Aggregate Class A-4 Note Distribution                             0.00000000                                          0.00

5.  (a) Class A-5 Note Interest Distribution                                                        0.00
    (b) Class A-5 Note Principal Distribution                                                       0.00
        Aggregate Class A-5 Note Distribution                             0.00000000                                          0.00

6.  (a) Class A-6 Note Interest Distribution                                                        0.00
    (b) Class A-6 Note Principal Distribution                                                       0.00
        Aggregate Class A-6 Note Distribution                             0.00000000                                          0.00

7.  (a) Class B Note Interest Distribution                                                     32,061.43
    (b) Class B Note Principal Distribution                                                 1,190,436.69
        Aggregate Class B Note Distribution                             114.78855587                                  1,222,498.12

8.  (a) Class C Note Interest Distribution                                                     98,822.83
    (b) Class C Note Principal Distribution                                                         0.00
        Aggregate Class C Note Distribution                               5.70833312                                     98,822.83

9.  Servicer Payment
    (a) Servicing Fee                                                                           9,613.15
    (b) Reimbursement of prior Monthly Advances                                                26,217.99
        Total Servicer Payment                                                                                           35,831.14

10. Deposits to the Reserve Account                                                                                      10,307.20

Total Distribution Amount from Collection Account                                                                    $1,367,459.29
                                                                                                                ==================

Reserve Account distributions to Sellers

    (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                 0.00
    (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                      0.00
    (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                            0.00
    (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                 0.00
              Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                      0.00
                                                                                                                ==================
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
Payahead Account distributions to Sellers

    (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                           0.75
    (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                0.74
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                            1.49
                                                                                                                ==================

                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                 0.00
        (b) Class A-2 Notes    @             6.028%                                                 0.00
        (c) Class A-3 Notes    @             6.140%                                                 0.00
        (d) Class A-4 Notes    @             6.250%                                                 0.00
        (e) Class A-5 Notes    @             6.420%                                                 0.00
        (f) Class A-6 Notes    @             6.500%                                                 0.00
                     Aggregate Interest on Class A Notes                                                                      0.00
        (g) Class B Notes @                  6.680%                                                                      32,061.43
        (h) Class C Notes @                  6.850%                                                                      98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                         0.00
        (b) Class A-2 Notes                                                                         0.00
        (c) Class A-3 Notes                                                                         0.00
        (d) Class A-4 Notes                                                                         0.00
        (e) Class A-5 Notes                                                                         0.00
        (f) Class A-6 Notes                                                                         0.00
        (g) Class B Notes                                                                           0.00
        (h) Class C Notes                                                                           0.00

3.   Total Distribution of Interest                                      Cost per $1000
                                                                         --------------
        (a) Class A-1 Notes                                               0.00000000                0.00
        (b) Class A-2 Notes                                               0.00000000                0.00
        (c) Class A-3 Notes                                               0.00000000                0.00
        (d) Class A-4 Notes                                               0.00000000                0.00
        (e) Class A-5 Notes                                               0.00000000                0.00
        (f) Class A-6 Notes                                               0.00000000                0.00
            Total Aggregate Interest on Class A Notes                                                                         0.00
        (g) Class B Notes                                                 3.01046291                                     32,061.43
        (h) Class C Notes                                                 5.70833312                                     98,822.83

                 PRINCIPAL
---------------------------------------------
                                                                    No. of Contracts
                                                                    ----------------
1.   Amount of Stated Principal Collected                                                     318,236.38
2.   Amount of Principal Prepayment Collected                                 36              747,362.02
3.   Amount of Liquidated Contract                                             2              124,838.29
4.   Amount of Repurchased Contract                                            0                    0.00

       Total Formula Principal Distribution Amount                                                                    1,190,436.69

5. Principal Balance before giving effect to Principal Distribution                          Pool Factor
        (a) Class A-1 Notes                                                                    0.0000000                      0.00
        (b) Class A-2 Notes                                                                    0.0000000                      0.00
        (c) Class A-3 Notes                                                                    0.0000000                      0.00
        (d) Class A-4 Notes                                                                    0.0000000                      0.00
        (e) Class A-5 Notes                                                                    0.0000000                      0.00
        (f) Class A-6 Notes                                                                    0.0000000                      0.00
        (g) Class B Notes                                                                      0.5408017              5,759,538.20
        (h) Class C Notes                                                                      1.0000000             17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                   0.00
        (g) Class B Notes                                                                                                     0.00
        (h) Class C Notes                                                                                                     0.00

7. Principal Distribution                                             Cost per $1000
                                                                      --------------
        (a) Class A-1 Notes                                               0.00000000                                          0.00
        (b) Class A-2 Notes                                               0.00000000                                          0.00
        (c) Class A-3 Notes                                               0.00000000                                          0.00
        (d) Class A-4 Notes                                               0.00000000                                          0.00
        (e) Class A-5 Notes                                               0.00000000                                          0.00
        (f) Class A-6 Notes                                               0.00000000                                          0.00
        (g) Class B Notes                                               111.77809296                                  1,190,436.69
        (h) Class C Notes                                                 0.00000000                                          0.00

8. Principal Balance after giving effect to Principal Distribution Pool Factor
        (a) Class A-1 Notes                                                                    0.0000000                      0.00
        (b) Class A-2 Notes                                                                    0.0000000                      0.00
        (c) Class A-3 Notes                                                                    0.0000000                      0.00
        (d) Class A-4 Notes                                                                    0.0000000                      0.00
        (e) Class A-5 Notes                                                                    0.0000000                      0.00
        (f) Class A-6 Notes                                                                    0.0000000                      0.00
        (g) Class B Notes                                                                      0.4290236              4,569,101.51
        (h) Class C Notes                                                                      1.0000000             17,312,029.25

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
         POOL DATA
-------------------------------
                                                                                                         Aggregate
                                                                              No. of Contracts        Principal Balance
1.  Pool Stated Principal Balance as of                   10/31/2003                  864              21,881,130.76

2.  Delinquency Information                                                                                             % Delinquent

        (a) 31-59 Days                                                                 24                 482,701.82         2.206%
        (b) 60-89 Days                                                                  6                 199,936.81         0.914%
        (c) 90-119 Days                                                                 2                   6,063.06         0.028%
        (d) 120 Days +                                                                  0                       0.00         0.000%

3.   Contracts Repossessed during the Due Period                                        1                  85,131.70

4.   Current Repossession Inventory                                                     1                  85,131.70

5. Aggregate Net Losses for the preceding Collection Period
        (a) Aggregate Principal Balance of Liquidated Receivables                       2                 124,838.29
        (b) Net Liquidation Proceeds on any Liquidated Receivables                                        116,580.71
                                                                                                          ----------
       Total Aggregate Net Losses for the preceding Collection Period                                                     8,257.58

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      271,924.74

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                               601              5,366,360.63

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                             8.943%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                              100.028



              TRIGGER ANALYSIS
---------------------------------------------

1.  (a) Average 60+ Delinquency Percentage                                    1.782%
    (b) Delinquency Percentage Trigger in effect ?                                                   NO

2.  (a) Average Net Loss Ratio                                                0.040%
    (b) Net Loss Ratio Trigger in effect ?                                                           NO
    (c) Net Loss Ratio (using ending Pool Balance)                            0.181%

3.  (a) Servicer Replacement Percentage 0.018%
    (b) Servicer Replacement Trigger in effect ?                                                     NO



               MISCELLANEOUS
---------------------------------------------

1.    Monthly Servicing Fees                                                                                              9,613.15

2.    Servicer Advances                                                                                                  15,302.90

3.   (a)  Opening Balance of the Reserve Account                                                                      5,230,650.98
      (b)  Deposits to the Reserve Account                                                     10,307.20
      (c)  Investment Earnings in the Reserve Account                                           2,609.40
      (d)  Distribution from the Reserve Account                                                    0.00
      (e)  Ending Balance of the Reserve Account                                                                      5,243,567.58

4.    Specified Reserve Account Balance                                                                               5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                        2,208.48
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                           79.41
      (c)  Investment Earnings in the Pay-Ahead Account                                             1.49
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                      (1,475.14)
      (e)  Ending Balance in the Pay-Ahead Account                                                                          814.24
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